Exhibit 10.7.1

DCT INDUSTRIAL TRUST INC.

2006 LONG-TERM INCENTIVE PLAN

FORM OF OPTION AWARD AGREEMENT

AGREEMENT by and between DCT Industrial Trust Inc. (f/k/a Dividend Capital Trust Inc.), a Maryland corporation (the “Company”) and                      (the “Optionee”), dated as of the              day of                     , 200    .

WHEREAS, the Company maintains the DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Optionee is [an officer of] [a Director of] [an employee of] [a consultant of] [a person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to] the Company or its Subsidiaries; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant an Option to the Optionee subject to the terms and conditions set forth below.

[if Award is for a member of the Compensation Committee, references to the “Committee” making and administering the Award may need to be changed to the “Board”]

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Grant of Stock Option.

The Company hereby grants the Optionee an option (the “Option”) to purchase              shares of Common Stock, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

The Option [is not intended to be and shall not be qualified as] [is intended to be] an “incentive stock option” under Section 422 of the Code.

2. Option Price.

The Option Price per Share shall be $            .

3. Initial Exercisability.

Subject to paragraph 5 below, the Option, to the extent that there has been no Termination of Service and the Option has not otherwise expired or been forfeited, shall first become exercisable as follows:

For the Period Ending On	Percent of the Grant Exercisable
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

4. Exercisability Upon and After Termination of Optionee.

(a)	If the Optionee has a Termination of Service other than by reason of death or Disability, then no exercise of an Option may occur after the expiration of the three-month period to follow the Termination of Service, or if earlier, the expiration of the term of the Option as provided under paragraph 5 below; provided that, if the Optionee should die after the Termination of Service, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) [one year] from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with paragraph 5 below.

(b)	In the event the Optionee has a Termination of Service on account of death or Disability, the Option [(whether or not otherwise exercisable)] may be exercised until the earlier of (i) [one year] from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with paragraph 5 below.

(c)	In the event of a Change in Control while the Optionee continues to be [employed] [in service], the Option, to the extent it is unexercisable, shall become fully exercisable, subject to paragraph 5 below.

(d)	[for employees:] [Notwithstanding any other provision hereof, if the Optionee is party to an effective employment agreement with the Company from time to time, then the Option shall be exercisable if and as may be otherwise required by such employment agreement; and nothing herein shall limit any rights the Optionee may otherwise have under such employment agreement.]

(e)	No Option (or portion thereof) which had not become exercisable at or before the time of Termination of Service shall ever be or become exercisable. No provision of this paragraph 4 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon Termination of Service.

5. Term.

Unless earlier forfeited, the Option shall, notwithstanding any other provision of this Agreement, expire in its entirety upon the tenth anniversary of the date hereof. The Option shall also expire and be forfeited at such earlier times and in such circumstances as otherwise provided hereunder or under the Plan.

6. Miscellaneous.

(a)

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)	The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee, except as provided above, shall be final and binding upon all persons.

(c)	[Shares of Common Stock issued upon the exercise of the Option shall be subject to such rights of first refusal and rights of repurchase by the Company as the Committee in its discretion may impose prior to or upon such issuance.]

(d)	[for ISOs:] [If Shares acquired upon exercise of the Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by the Optionee or, if applicable, a Successor of the Optionee, prior to the expiration of either two years from the date of grant of the Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of the Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, the Optionee or the Successor of the Optionee, as applicable, shall notify the Company in writing as soon as practicable (and in no event more than five days) thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.]

(e)	All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Optionee, shall be delivered personally, sent by facsimile transmission or mailed to the Optionee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 6[(d)] [(e)].

(f)	The failure of the Optionee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Optionee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(g)	The Optionee agrees that, at the request of the Committee, the Optionee shall represent to the Company in writing that the Shares being acquired are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition. The Optionee expressly understands and agrees that, in the event of such a request, the making of such representation shall be a condition precedent to receipt of Shares upon exercise of the Option.

(h)	Nothing in this Agreement shall confer on the Optionee any right to continue in the [employ or other] service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Optionee’s [employment or other] service at any time.

(i)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the day and year first above written.

DCT INDUSTRIAL TRUST INC.

By:

Name:

Title:

[Optionee’s Name]

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